Exhibit 99.1

Renewable Energy Group Reports Second Quarter 2013 Financial Results

Q2 2013 Highlights

•	69 million gallons sold, up 28% y/y

•	57 million gallons produced, up 31% y/y

•	Revenues of $387 million, up 42% y/y

•	Net Income of $23 million, up 60% y/y

•	Adjusted EBITDA of $42 million

Ames, IA, July 30, 2013 /Business Wire/ - Renewable Energy Group, Inc. (NASDAQ:REGI) today announced its financial results for the second quarter ended June 30, 2013.

REG sold 69.2 million gallons of biodiesel in the second quarter 2013, an increase of 28% compared to the second quarter of 2012. Revenues of $387.1 million increased 42% year over year. The Company achieved adjusted EBITDA of $41.6 million during the second quarter 2013.

“This was our strongest quarter ever for production and gallons sold,” said Daniel J. Oh, President and Chief Executive Officer. “Market demand for biodiesel remained strong due, in part, to demand for biomass-based diesel RINs. REG’s substantial revenue growth this quarter can also be attributed to manufacturing and operational improvement at our biorefineries and gallons produced via a tolling agreement.”

On July 29, 2013, REG’s acquisition of a 30-million gallon per year nameplate capacity biodiesel plant from Soy Energy, LLC was approved by Soy Energy unit holders. REG intends to quickly start repairs and begin production using soybean oil and lower free fatty acid feedstock as soon as possible. Also, during the quarter, major multifeedstock upgrades were completed at the Albert Lea, Minn. biorefinery and repairs, upgrades and start-up occurred at our New Boston, Texas biorefinery. Additionally, construction began on an Illinois River barge load-out at the Seneca, Ill. location.

Oh added, “A key element of our strategy is to grow production capacity by acquiring economically-priced biodiesel plants, upgrading existing refinery technology to utilize lower cost raw materials, enhancing finished product margin opportunities and completing existing projects. Executing construction plans on-time and on-budget last quarter has further reinforced our strategy and our ability to execute it.”

Operating Highlights

The 69.2 million gallons of biodiesel sold in the quarter represents record volume for REG. As a reflection of implementing yield and throughput improvement programs across the company’s manufacturing sites, REG produced 56.5 million gallons of biodiesel during the quarter, which included 6.4 million toll manufactured gallons. This compares to 43.1 million gallons year-over-year.

Market demand for biodiesel strengthened as the quarter progressed. Biomass-based diesel RIN (D4) prices increased from $0.77 at the beginning of second quarter and ended the quarter at $1.07 per RIN. The increase in biodiesel RIN prices appears to reflect the ongoing fulfillment of the 2013 renewable volume obligations (“RVO”), as well as biodiesel RINs purchased for conventional renewable fuel (D6) RIN obligations. Biodiesel RINs can be used to fulfill the advanced biofuel and renewable fuel RVO in addition to the biomass-based diesel category. The industry appears to be on track to meet its 2013 RVO with the EPA reporting more than 635 million gallons of domestically produced nationwide through the end of June.

Second Quarter 2013 Financial Results

All figures refer to the quarter ending June 30, 2013, unless otherwise noted. Adjusted EBITDA comparisons with the second quarter of 2012 include pro-rata volume based adjustments to the 2012 results to reflect the retroactive reinstatement of the Biodiesel Mixture Excise Tax Credit, commonly referred to as the blenders tax credit (BTC).

During the quarter, the average B100 price per gallon sold by REG was $4.70, a 3% increase year over year. REG sold 69.2 million gallons of biodiesel, an increase of 28% when compared to second quarter of 2012.

Revenues of $387.1 million increased 42% when compared to the second quarter of 2012.

Gross profit was $50.2 million, a 62% increase when compared to the second quarter of 2012.

Operating income of $39.0 million increased 95% year over year

Net income attributable to common stockholders was $19.6 million, or $0.62 fully diluted per share. This compares to $11.3 million, or $0.39 fully diluted per share in the second quarter of 2012.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization and further adjusted for certain items identified below under “Adjusted EBITDA Reconciliation”, was $41.6 million. This compares to second quarter 2012 originally reported adjusted EBITDA of $26.5 million. This is before the Company’s retrospective pro-rata volume allocation of the 2012 retroactive blenders tax credit in the amount of $16.6 million. After adjusting for allocation of the blenders tax credit, second quarter 2012 adjusted EBITDA totaled $43.1 million.

The table below summarizes the Company’s quarterly results.

REG Q2 2013 Revenues and Adjusted EBITDA Summary

(dollars and gallons in thousands)

	Q2 13	Q2 12		Y/Y Growth
Gallons sold	69,224	54,239		28%
Average Selling Price	$4.70	$4.58		3%

GAAP Treatment – 2012 BTC Benefit from Q1 2013 (1):
Total Revenues	$387,079	$271,927		42%
Adjusted EBITDA	$41,927	$26,452		59%

Adjusted to allocate 2012 BTC benefit into 2012 results:
Adjusted EBITDA	$41,554	$43,077	(2)	(4)%
Adjusted EBITDA margin	10.7%	15.8%

(1)	On January 2, 2013, the American Taxpayer Relief Act of 2012 reinstated the blenders tax credit (BTC) for 2013 and retroactively reinstated the credit for 2012. Although the retroactive benefit is associated with sales activity that took place in 2012, GAAP requires this benefit to be recognized in the period in which the law was passed. All GAAP results presented here and in the company’s SEC filings reflect the full value of the 2012 benefit in the first quarter of 2013. In order to aid in period-to-period comparisons, the company is also presenting selected financial data adjusted to approximate the effect of the 2012 BTC benefits as if they were earned in the period in which the related associated economic activity transpired.
(2)	The second quarter 2012 adjusted EBITDA was $26.5 million before including the pro-rata allocation of the 2012 retroactive BTC of $16.6 million, which resulted in $43.1 million in adjusted EBITDA. The 2012 adjustment is based upon an allocation of the aggregate 2012 BTC benefit to each quarter based on gallons sold during the quarter.

Balance Sheet and Liquidity

At June 30, 2013, REG had cash and cash equivalents of $95.5 million, an increase of 95% when compared to the cash balance as of March 31, 2013. The increase was due to cash generated from operations, and the collection of accounts receivable related to the retroactive 2012 blenders tax credit.

Accounts receivable was $77.1 million at June 30, 2013, a decrease of $95.4 million from March 31, 2013 due to normal collections and the collection of the retroactive 2012 blenders tax credit benefit.

Total inventory was $76.8 million as of June 30, 2013, or approximately 21 days in inventory, compared to $89.5 at March 31, 2013, in line with the normal seasonal pattern. Borrowings on the Wells Fargo line of credit were $9.4 million at June 30, 2013.

Adjusted EBITDA Reconciliation

We use earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. We present Adjusted EBITDA because we believe it assists investors in analyzing performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of core operating performance. In addition, we use Adjusted EBITDA to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for executives.

The following table provides Adjusted EBITDA for the periods presented, as well as a reconciliation to net income:

(In thousands)	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net income	$23,130	$14,433	$69,533	$28,450
Adjustments:
Income tax expense	15,314	4,471	45,503	5,834
Interest expense	604	1,059	1,180	2,112
Other income (expense), net	(93)	(28)	(210)	(65)
Change in fair value of Seneca Holdco liability	—	—	—	(349)
Change in fair value of preferred stock conversion feature embedded derivatives	—	—	—	(11,975)
Stock issued for glycerin agreement termination	—	—	—	1,898
Straight-line lease expense	(162)	(104)	(321)	(206)
Depreciation	2,296	2,069	4,376	4,095
Amortization	(191)	(206)	(390)	(345)
Non-recurring business interruption (1)	—	—	(863)	—
Stock-based compensation	1,029	4,758	2,385	9,722

Adjusted EBITDA before 2012 blenders tax credit is allocated into historical results	41,927	26,452	121,193	39,171
2012 Retroactive blenders tax credit (2)	(373)	16,625	(57,745)	27,073

Adjusted EBITDA	$41,554	$43,077	$63,448	$66,244

(1)	Non-recurring business interruption charge at one of our production facilities in November 2012; we have reflected the gain contingency from 2012 in operating performance having received the corresponding insurance proceeds in February 2013
(2)	On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the reinstatement of the federal biodiesel blenders tax credit for 2013 and retroactively reinstated credit for 2012. The retroactive credit for 2012 resulted in a net benefit to us that was recognized in first quarter of 2013, which relates to the operating performance and results of 2012 and is thus eliminated

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash clauses that we consider not to be an indication of ongoing operations;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•

Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in the industry, may calculate these measures differently limiting their usefulness as a comparative measure.

About Renewable Energy Group

Renewable Energy Group® is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels. With the Mason City addition, REG has 257 million gallons of active annual nameplate production capacity at biorefineries across the country, REG is a proven biodiesel partner in the distillate marketplace.

For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. We sell REG-9000® biodiesel to distributors so Americans can have cleaner burning fuels that help lessen our dependence on foreign oil and reinforce food security. REG-9000® branded biodiesel is distributed in most states in the U.S.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the Company’s plans to repair the former Soy Energy biodiesel plant and restart production in 2013 and the Company’s strategy generally to acquire, upgrade and restart biodiesel facilities on a timely basis and with improved margins. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs requiring or encouraging the use of biofuels; government policymaking and mandates relating to renewable fuels; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; expected future financial performance; our liquidity and working capital requirements; availability of federal and state governmental tax credits and incentives; anticipated trends and challenges in our business and competition in the markets in which we operate; our ability to estimate our feedstock demands and biodiesel sales; our dependence on sales to a limited number of customers and distributors; technological obsolescence; our expectations regarding future expenses; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group Chad Stone Chief Financial Officer +1 (515) 239-8091 Chad.Stone@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
REVENUES:
Biodiesel sales	$340,111	$271,035	$529,366	$453,815
Biodiesel government incentives	46,921	815	196,908	6,202

	387,032	271,850	726,274	460,017
Services	47	77	89	157

	387,079	271,927	726,363	460,174

COSTS OF GOODS SOLD:
Biodiesel	336,830	240,899	589,359	412,035
Services	69	79	129	156

	336,899	240,978	589,488	412,191

GROSS PROFIT	50,180	30,949	136,875	47,983
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,225	11,014	20,869	23,976

INCOME FROM OPERATIONS	38,955	19,935	116,006	24,007

OTHER INCOME (EXPENSE), NET:
Change in fair value of preferred stock conversion embedded derivative	—	—	—	11,975
Change in fair value of Seneca Holdco liability	—	—	—	349
Other income	93	28	210	65
Interest expense	(604)	(1,059)	(1,180)	(2,112)

	(511)	(1,031)	(970)	10,277

INCOME BEFORE INCOME TAXES	38,444	18,904	115,036	34,284
INCOME TAX EXPENSE	(15,314)	(4,471)	(45,503)	(5,834)

NET INCOME	23,130	14,433	69,533	28,450

EFFECTS OF RECAPITALIZATION	—	—	—	39,107
LESS—ACCRETION OF SERIES A PREFERRED STOCK TO REDEMPTION VALUE	—	—	—	(1,808)
LESS—CHANGE IN UNDISTRIBUTED DIVIDENDS ALLOCATED TO PREFERRED STOCKHOLDERS	839	628	—	(823)
LESS—DISTRIBUTED DIVIDENDS TO PREFERRED STOCKHOLDERS	(1,590)	(1,470)	(1,590)	(1,470)
LESS—EFFECT OF PARTICIPATING PREFERRED STOCK	(2,491)	(1,337)	(9,001)	(8,952)
LESS—EFFECT OF PARTICIPATING SHARE-BASED AWARDS	(315)	(944)	(935)	(3,145)

NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$19,573	$11,310	$58,007	$51,359

NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$0.63	$0.39	$1.87	$1.91

DILUTED	$0.62	$0.39	$1.87	$0.47

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	31,292,910	28,822,486	30,967,903	26,948,340

DILUTED	36,683,764	28,822,486	36,655,958	32,869,382

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,499	$66,785
Accounts receivable, net	77,135	18,768
Inventories	76,830	45,206
Deferred income taxes	5,295	2,512
Prepaid expenses and other assets	25,988	15,812

Total current assets	280,747	149,083

PROPERTY, PLANT AND EQUIPMENT, NET	257,405	242,885
PROPERTY, PLANT AND EQUIPMENT, NET—VARIABLE INTEREST ENTITY	5,291	5,405
GOODWILL	84,864	84,864
DEFERRED INCOME TAXES	—	969
OTHER ASSETS	12,456	12,578

TOTAL ASSETS	$640,763	$495,784

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$9,433	$—
Current maturities of notes payable	23,721	4,955
Current maturities of notes payable—variable interest entity	293	283
Accounts payable	50,318	28,131
Accrued expenses and other liabilities	7,416	6,475
Accrued income taxes	39,316	—
Deferred revenue	573	—

Total current liabilities	131,070	39,844

UNFAVORABLE LEASE OBLIGATION	8,470	9,035
DEFERRED INCOME TAXES	5,270	—
NOTES PAYABLE	6,123	27,776
NOTES PAYABLE—VARIABLE INTEREST ENTITY	3,881	4,030
OTHER LIABILITIES	7,060	7,292

Total liabilities	161,874	87,977

COMMITMENTS AND CONTINGENCIES (Note 12)
SERIES B PREFERRED STOCK ($.0001 par value; 3,000,000 shares authorized; 2,141,502 and 2,995,106 shares outstanding at June 30, 2013 and December 31, 2012, respectively; redemption amount $53,538 and $74,878 at June 30, 2013 and December 31, 2012, respectively)	59,372	83,043
EQUITY:
Company stockholders’ equity:
Common stock ($.0001 par value; 300,000,000 shares authorized; 32,425,828 and 30,559,935 shares outstanding at June 30, 2013 and December 31, 2012, respectively)	3	3
Common stock—additional paid-in-capital	300,957	273,989
Warrants—additional paid-in-capital	147	147
Retained earnings	121,766	53,823

Total paid-in-capital and retained earnings	422,873	327,962
Treasury stock (484,660 and 462,985 shares outstanding at June 30, 2013 and December 31, 2012, respectively)	(3,356)	(3,198)

Total stockholders’ equity	419,517	324,764

TOTAL LIABILITIES AND EQUITY	$640,763	$495,784